UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2009
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

14400 North 87th Street Scottsdale, Arizona (Address of principal executive offices)	85260-3649 (Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On April 20, 2009, JDA Software Group, Inc. (“JDA”) announced financial results for the first quarter ended March 31, 2009 by issuing a press release and holding a related conference call to discuss these results. The full text of the press release issued in connection with the announcement is attached as Exhibit No. 99.1 to this Current Report on Form 8-K. The press release and the conference call contain forward-looking statements regarding JDA and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
     The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Use of Non-GAAP Financial Information
     JDA provides a non-GAAP measure of adjusted operating income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share in the attached press release. The presentation is intended to be a supplemental measure of performance and typically excludes non-cash charges such as amortization of intangibles, stock-based compensation and certain charges that impact the comparability of one quarter to another. The presentation is not intended to replace or to be displayed more prominently than our GAAP measurements. A reconciliation of the adjustments to GAAP results for the periods is included. In addition, an explanation of the ways in which JDA management uses these non-GAAP measures to evaluate its business, the substance behind JDA management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which JDA management compensates for those limitations, and the substantive reasons why JDA management believes that these non-GAAP measures provide useful information to investors is included in the attached press release.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

99.1	Press Release dated April 20, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: April 20, 2009	By:	/s/ Hamish N. Brewer
Hamish N. Brewer
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release dated April 20, 2009.